Exhibit 99.1

             Allied Motion Reports 2006 Year End Results

                   Sales up 11% - Net Income up 109%


    DENVER--(BUSINESS WIRE)--Feb. 26, 2007--Allied Motion Technologies Inc. (NASDAQ: AMOT) today announced it achieved a 109% increase in net income and a 11% increase in sales this year over last year. For the year ended December 31, 2006, Allied achieved net income of $1,931,000 or $.28 per diluted share compared to $923,000 or $.13 per diluted share for the year ended December 31, 2005. Revenues for this year were $82,768,000 compared to $74,302,000 last year. Backlog at December 31, 2006 was $28,234,000, over a 12% increase from the end of last year.

    During the fourth quarter of 2006, the Company achieved net income of $388,000 or $.06 per diluted share compared to $4,000 or $.00 per diluted share for the same period last year. Revenues for the quarter ended December 31, 2006 were $19,106,000 compared to $18,891,000 last year.

    "We are quite pleased with the improvement in sales and profits we achieved during 2006," commented Dick Smith, CEO of Allied Motion. "The improvement we achieved was the result of both an increase in sales, which was driven by a significant improvement in sales from our industrial market solutions business resulting from the strengthening of some of our markets as well as obtaining new customers and new applications with existing customers, and from the continuous improvement in operating efficiencies and reduced costs. We realized significant cost improvements from our commercial motion products produced during the year in China. This low cost region (LCR) production capability not only provides us with the ability to reduce our product costs but also provides us the opportunity to supply product to some of our customers who are starting to produce product in China. Our financial performance reflects the continued execution of our strategy which continues to build the foundation necessary to achieve our long-term goals for growth in sales and profitability, as well as to facilitate our continued expansion into the motion control industry."

    Dick Warzala, President of Allied Motion, added, "In addition to the improvement in the numbers, our operations made considerable progress in new product development as evidenced by a number of new products beginning to reach the market and in customer development as existing and new opportunities continue to remain strong. Quality system improvements, development of our sales team, LCR development and AST (Allied Systematic Tools) implementation remain a focus within our operations and are keys to our continued success in the future."

    Headquartered in Denver, Colorado, Allied Motion designs, manufactures and sells motion control products into applications that serve many industry sectors. Allied Motion is a leading supplier of precision and specialty motion control components and systems to a broad spectrum of customers throughout the world.

    The statements in this press release and in the Company's February 28, 2007 conference call that relate to future plans, events or performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statements that may predict, forecast, indicate, or imply future results, performance, or achievements. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results of the Company to differ materially from the forward-looking statements. The risks and uncertainties include international, national and local general business and economic conditions in the Company's motion markets, introduction of new technologies, products and competitors, the ability to protect the Company's intellectual property, the ability of the Company to sustain, manage or forecast its growth and product acceptance, success of new corporation strategies and implementation of defined critical issues designed for growth and improvement in profits, the continued success of the Company's customers to allow the Company to realize revenues from its order backlog and to support the Company's expected delivery schedules, the continued viability of the Company's customers and their ability to adapt to changing technology and product demand, the ability of the Company to meet the technical specifications of its customers, the continued availability of parts and components, increased competition and changes in competitor responses to the Company's products and services, changes in government regulations, availability of financing, the ability of the Company's lenders and financial institutions to provide additional funds if needed for operations or for making future acquisitions or the ability of the Company to obtain alternate financing if present sources of financing are terminated, the ability to attract and retain qualified personnel who can design new applications and products for the motion industry, the ability of the Company to identify and consummate favorable acquisitions to support external growth and new technology, the ability of the Company to establish low cost region manufacturing and component sourcing capabilities, and the ability of the Company to control costs for the purpose of improving profitability. The Company's ability to compete in this market depends upon its capacity to anticipate the need for new products, and to continue to design and market those products to meet customers' needs in a competitive world. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements as a prediction of actual results. The Company has no obligation or intent to release publicly any revisions to any forward looking statements, whether as a result of new information, future events, or otherwise.

ALLIED MOTION TECHOLOGIES INC.
FINANCIAL SUMMARY (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

                                 For the Three Months  For the Year
                                    Ended Dec. 31,    Ended Dec. 31,
HIGHLIGHTS OF OPERATING RESULTS     2006      2005     2006    2005
----------------------------------------------------------------------
Revenues                            $19,106  $18,891  $82,768 $74,302
Cost of products sold                14,611   15,217   63,207  58,118
                                 -------------------------------------
Gross Margin                          4,495    3,674   19,561  16,184
Operating expenses and other          4,020    3,684   16,661  14,703
                                 -------------------------------------
Income (loss) before income taxes       475      (10)   2,900   1,481
Benefit of (provision for) income
 taxes                                  (87)      14     (969)   (558)
                                 -------------------------------------
Net Income                             $388       $4   $1,931    $923
                                 =====================================
PER SHARE AMOUNTS:
Diluted income per share               $.06     $.00     $.28    $.13
                                 =====================================
Diluted weighted average common
 shares                               6,949    6,646    6,870   6,869
                                 =====================================


                                           December 31,  December 31,
CONDENSED BALANCE SHEETS                       2006          2005
----------------------------------------------------------------------
Assets
Current Assets:
 Cash and cash equivalents                          $669         $624
 Trade receivables, net                           10,225       10,087
 Inventories, net                                 10,807        9,185
 Other current assets                              1,397          979
                                          ----------------------------
Total Current Assets                              23,098       20,875
Property, plant and equipment, net                12,173       12,939
Deferred income taxes                                 25          582
Goodwill and intangible assets                    18,328       18,941
                                          ----------------------------
Total Assets                                     $53,624      $53,337
                                          ============================
Liabilities and Stockholders' Investment
Current Liabilities:
 Debt obligations                                 $9,066       $7,335
 Accounts payable and other current
  liabilities                                     10,231       10,084
                                          ----------------------------
Total Current Liabilities                         19,297       17,419
Long-term debt obligations                           763        4,746
Other long-term liabilities                        4,042        5,365
                                          ----------------------------
Total Liabilities                                 24,102       27,530
Stockholders' Investment                          29,522       25,807
                                          ----------------------------
Total Liabilities and Stockholders'
 Investment                                      $53,624      $53,337
                                          ============================

                                               For the Year Ended
                                                  December 31,
CONDENSED STATEMENTS OF CASH FLOWS             2006          2005
----------------------------------------------------------------------
Cash flows from operating activities:
  Net income                                      $1,931         $923
  Depreciation and amortization                    3,283        3,229
  Changes in working capital balances and
   other                                          (1,580)        (481)
                                          ----------------------------
Net cash provided by operating activities          3,634        3,671

Cash flows from investing activities:
   Purchase of property and equipment             (1,422)      (2,096)
   Cash paid for acquisitions, net                    --         (275)
                                          ----------------------------
Net cash used in investing activities             (1,422)      (2,371)

Net cash used in financing activities             (2,174)      (1,132)
Effect of foreign exchange rate changes on
 cash                                                  7           --
                                          ----------------------------
Net increase in cash and cash equivalents             45          168
Cash and cash equivalents at beginning of
 period                                              624          456
                                          ----------------------------
Cash and cash equivalents at September 30           $669         $624
                                          ============================


    CONTACT: Allied Motion Technologies Inc.
             Richard Smith or Sue Chiarmonte, 303-799-8520
             Fax: 303 799-8521